As filed with the Securities and Exchange Commission on February 4, 2026

Registration No. 333-109159

Registration No. 333-184898

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-109159

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-184898

UNDER

THE SECURITIES ACT OF 1933

ENCISION, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1162056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Encision, Inc.

6797 Winchester Circle

Boulder, CO 80301

(303) 444-2600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Robert Fries

Interim Chief Executive Officer

Encision, Inc.

6797 Winchester Circle

Boulder, CO 80301

Telephone: (303) 444-2600

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

James H. Carroll

Carroll Legal LLC

1449 Wynkoop Street, Suite 507

Denver, CO 80202

Telephone: (303) 888-4859

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by Encision, Inc., a Colorado corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”):

1.	Registration Statement on Form S-3 (File No. 333-109159), registering 333,334 shares of Registrant’s common stock, no par value per share (“Common Stock”), originally filed with the SEC on Form SB-2 on September 26, 2003 and declared effective by the SEC on October 14, 2003, and as amended by Post-Effective Amendment No. 1 to Form SB-2 on Form S-3, originally filed with the SEC on April 2, 2004, and declared effective by the SEC on April 13, 2004; and

2.	Registration Statement on Form S-3 (File No. 333-184898), registering 1,705,000 shares of Common Stock, originally filed with the SEC on November 13, 2012, and declared effective by the SEC on March 20, 2013.

The Registrant has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, by filing these Post-Effective Amendments, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no securities registered by the Company pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on February 4, 2026.

Encision, Inc.

By:	/s/ Robert Fries
Name:	Robert Fries
Title:	Interim Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.